Exhibit 99.4

CHINA REAL ESTATE INFORMATION CORPORATION

TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY SHARES (“ADSs”)

REPRESENTING ORDINARY SHARES OF

CHINA REAL ESTATE INFORMATION CORPORATION

Please refer to the reverse side of this card for the Resolutions to be voted at the Meeting.

FOLD AND DETACH HERE

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Resolution 1	☐	☐	☐	Resolution 2	☐	☐	☐

Address Change	☐	Mark box, sign and indicate changes/comments below:	Mark box at right if you wish to give a discretionary proxy to a person designated by the Company. PLEASE NOTE: Marking this box voids any other instructions indicated above.		☐

			Sign Below	Date:

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

RESOLUTIONS

Proposed for the purpose of considering the agreement and plan of merger (the “Merger Agreement”), dated December 28, 2011, by and among E-House (China) Holdings Limited (“E-House”), CRIC (China) Holdings Limited (“Merger Sub”) and the Company and the plan of merger by and among E-House, Merger Sub and the Company (the “Plan of Merger”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”):

1.                                       As a special resolution, THAT the Merger Agreement and Plan of Merger, and any and all transactions contemplated thereby, including the Merger, be authorized, approved and adopted.

2.                                       THAT in the event that there are insufficient proxies received at the time of the Meeting to approve the Merger Agreement and the Plan of Merger proposed at the Meeting, the chairman of the Meeting be instructed to adjourn the Meeting in order to allow the Company to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and Plan of Merger.

For a copy of the proxy statement of the Company concerning the proposed Merger to be voted upon at the EGM, please see the registration statement on Form F-4 of E-House (China) Holdings Limited on the Securities and Exchange Commission website at www.sec.gov.  A physical copy of the proxy statement of the Company can be mailed to you without charge by contacting:

Michelle Yuan

Director, Investor Relations

China Real Estate Information Corporation

No. 383 Guangyan Road

Shanghai 200072

People’s Republic of China

Phone: +86 (21) 6086-7369

E-mail: michelleyuan@cric.com

China Real Estate Information Corporation JPMorgan Chase Bank, N.A., Depositary P.O. Box 64506, St. Paul, MN 55164-0506	Voting Instruction Card

JPMorgan Chase Bank, N.A. (the “Depositary”) has received notice that an Extraordinary General Meeting (the “Meeting”) of China Real Estate Information Corporation (the “Company”) will be held at 10:00 a.m., on              , 2012 at Room 505, 5/F, Wenwu Building, No. 383 Guangyan Road, Shanghai 200072, People’s Republic of China, for the purposes set forth on this card.

If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your ADSs FOR or AGAINST or to ABSTAIN from voting on the Resolutions to be proposed at the Meeting, kindly execute and forward to the Depositary, the attached Voting Instruction Card. The enclosed postage-paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such a manner as to show clearly how you wish to vote in regard to each of the Company’s Proposals. Alternatively, you may check the box instructing the Depositary to give a discretionary proxy to a person designated by the Company. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary prior to 10:00 a.m. New York City time on               , 2012. Only the registered holders of record as of the close of business on              , 2012 will be entitled to execute the attached Voting Instruction Card.

The signatory, a registered holder of ADSs representing Ordinary Shares of the Company, of record on              , 2012, hereby requests and authorizes the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote at the Meeting the underlying Ordinary Shares of the Company represented by ADSs, in accordance with the instructions given below.

NOTE: In order to have the aforesaid securities voted, the Depositary MUST receive this Voting Instruction Card prior to 10:00 a.m. New York City time on               , 2012.

JPMorgan Chase Bank, N.A., Depositary

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please see reverse side for Voting Instructions.